Exhibit 99.1

Aditxt, Inc. (NASDAQ: ADTX) Announces 1-for-40 Reverse Stock Split Effective at the Open of Trading on August 18, 2023

RICHMOND, Va. (Aug. 17, 2023) –Aditxt, Inc. (NASDAQ: ADTX) (“Aditxt or the “Company”), a global innovation company focused on therapeutics and technologies that monitor and modulate the immune system, announced today that it will effect a 1-for-40 reverse split of its common stock. Commencing with the opening of trading on the Nasdaq Capital Market on August 18, 2023, the Company’s common stock will trade on a post-split basis under the same symbol ADTX. The reverse stock split was approved by the Company’s stockholders at the annual meeting held on August 16, 2023, with the final ratio determined by the Company’s board of directors.

As a result of the reverse stock split, the CUSIP number for the Company’s common stock will now be 007025604. As a result of the reverse stock split, every 40 shares of issued and outstanding common stock will be exchanged for 1 share of common stock, with any fractional shares being rounded up to the next higher whole share. Immediately after the reverse stock split becomes effective, the Company will have approximately 190,319 shares of common stock issued and outstanding.

The reverse stock split is primarily intended to bring the Company into compliance with Nasdaq’s minimum bid price requirement.

Additional information concerning the reverse stock split can be found in Aditxt’s definitive proxy statement filed with the Securities and Exchange Commission on July 20, 2023, as amended.

About Aditxt, Inc.

Aditxt®, Inc. (NASDAQ: ADTX) is a global innovation company focused on therapeutics and technologies that monitor and modulate the immune system. Headquartered in Richmond, Virginia, with operations in Silicon Valley, California, and New York, New York. Aditxt’s mission “Making Promising Innovations Possible, Together” is defined by our growing ecosystem of research institutions, global industry partners and shareholders who inform and inspire our mission. Aditxt’s diverse innovation portfolio includes: Adimune™, Inc., aimed at developing and designing a new class of therapeutics for retraining the immune system to address organ rejection, autoimmunity, and allergies; Adivir™, Inc., focused on identifying, developing, and commercializing new ways to treat infectious diseases; and Pearsanta™, Inc., which intends to offer personalized immune monitoring for a wide range of health conditions, including hereditary cancer, wounds and cardiomyopathy.

For more information, visit the Company’s websitesat www.Aditxt.com, www.Adimune.com and www.Pearsanta.com. Follow us on LinkedIn for the latest company news.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company's intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company's ongoing and planned product and business development; the Company’s ability to finance and execute on its strategic M&A initiatives; the Company's intellectual property position; the Company's ability to develop commercial functions; expectations regarding product launch and revenue; the Company's results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company's other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media and Investor Relations Contact:
ir@aditxt.com

www.aditxt.com